                                                                     EXHIBIT 4.1

July 6, 1998

Interactive Data
14 West Street
New York, NY  10005

July 6, 1998

Van Kampen American Capital Distributors, Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181

         Re:          Great International Firms Trust, Series 5 and Brand Name
                        Equity Trust, Series 6
                      (A Unit Investment Trust) Registered Under the Securities
                      Act of 1933, File No. 333-57489

Gentlemen:

         We have examined the Registration Statement for the above captioned
Fund.

         We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the Obligations prepared by us which are referred to in such Prospectus and Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

Very truly yours,


James Perry
Vice President